UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_____________________

FORM S-8
REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

_____________________

SEACOR HOLDINGS INC.
(Exact Name of Registrant as Specified in its Charter)

_____________________

DELAWARE	13-3542736
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

2200 ELLER DRIVE, PO BOX 13038

FORT LAUDERDALE, FLORIDA
(Address of Principal Executive Offices)
33316

(Zip Code)

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SEACOR HOLDINGS INC. 2014 SHARE INCENTIVE PLAN
(Full Title of Plan)

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WILLIAM C. LONG, ESQ.
EXECUTIVE VICE PRESIDENT, CHIEF LEGAL OFFICER AND CORPORATE SECRETARY
SEACOR HOLDINGS INC.
2200 ELLER DRIVE, PO BOX 13038

FORT LAUDERDALE, FLORIDA 33316
(954) 523-2200
(Name and Address of Agent for Service)
(Telephone Number, Including Area Code, of Agent For Service)

_____________________

Copies to:

BRETT D. NADRICH, ESQ.
MILBANK LLP
55 HUDSON YARDS
NEW YORK, NEW YORK 10001
(212) 530-5000

_____________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.:

Large accelerated filer ☒	Accelerated filer☐	Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.   ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, par value $.01 per share	900,000	$29.35	$26,415,000	$3,428.67

(1)

Plus such indeterminate number of shares of Common Stock of the Registrant as may be issued to prevent dilution resulting from stock dividends, stock splits or similar transactions in accordance with Rule 416 under the Securities Act of 1933.

(2)

Calculated solely for the purpose of determining the registration fee pursuant to Rule 457(h) and Rule 457(c) under the Securities Act of 1933. The offering price and registration fee are based on a price of $29.35 per share, which price is the average of the high and low sales prices of the shares of common stock, as reported on the New York Stock Exchange on June 12, 2020.

EXPLANATORY NOTE

This Registration Statement has been filed for the purpose of registering an additional 900,000 shares of common stock, par value $0.01 per share, of SEACOR Holdings Inc. (the “Registrant” or the “Company”) that may be offered or sold to the participants of the SEACOR Holdings Inc. 2014 Share Incentive Plan (as amended, the “Plan”). The amendment to the Plan to add these additional shares was approved by the Registrant’s Shareholders at the registrant’s 2020 annual meeting of shareholders, as well as by the Registrant’s Board of Directors. Pursuant to General Instruction E to Form S-8, the contents of the previous registration statement relating to the Plan (File No. 333-196304, filed on May 28, 2014) are incorporated by reference herein and made a part of this Registration Statement, except as amended hereby.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents filed with the Securities and Exchange Commission (the “Commission”) are incorporated herein by reference in this Registration Statement:

(1)	our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed on February 28, 2020;

(2)	our Quarterly Report on Form 10-Q filed April 28, 2020 for the quarter ended March 31, 2020;

(3)

our Current Reports on Form 8-K filed on January 9, 2020, April 7, 2020 and June 8, 2020 except as to any portion of any such current report furnished under current Items 2.02 or 7.01 of Form 8-K that is not deemed filed under such provisions; and

(4)

the description of our common stock contained in our registration statement on Form 8-A filed on October 9, 1996, including any amendment or report filed for the purposes of updating such description (SEC File No. 001-12289).

All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents (in each case, except for information contained therein which is furnished rather than filed).

Any statement contained in any document incorporated by reference herein will be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document, which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute part of this Registration Statement.

ITEM 8. EXHIBITS.

EXHIBIT	DESCRIPTION

4.1

Restated Certificate of Incorporation of SEACOR Holdings Inc. (incorporated herein by reference to Exhibit 3.1 (a) of the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1997 (SEC File No. 001-12289) filed with the Commission on May 15, 1997).

4.2

Certificate of Amendment to the Restated Certificate of Incorporation of SEACOR Holdings Inc. (incorporated herein by reference to Exhibit 3.1(b) of the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1997 (SEC File No. 001-12289) filed with the Commission on May 15, 1997).

4.3

Certificate of Amendment to the Restated Certificate of Incorporation of SEACOR Holdings Inc. (incorporated herein by reference to Exhibit 4.4 of the Company’s Registration Statement on Form S-8 (SEC File No. 333-126613) filed with the Commission on July 15, 2005).

4.4

Sixth Amended and Restated Bylaws of SEACOR Holdings Inc. (incorporated herein by reference to Exhibit 3.1 of the Company's Current Report on Form 8-K filed with the SEC on February 14, 2019 (File No. 001-12289)).

5.1	Opinion of Milbank LLP.*

23.1	Consent of Milbank LLP (included in the opinion filed as Exhibit 5.1 to this registration statement).*

23.2	Consent of Grant Thornton LLP, independent registered public accounting firm.*

24.1	Power of Attorney (included as part of the signature page to this Registration Statement and incorporated herein by reference).*

99.1

SEACOR Holdings Inc. 2014 Share Incentive Plan (incorporated herein by reference to Appendix B of the Company's Proxy Statement on DEF 14-A filed with the SEC on April 10, 2014 (SEC File No. 001-12289)).

99.2

Amendment No. 1 to the SEACOR Holdings Inc. 2014 Share Incentive Plan (incorporated herein by reference to Appendix A of the Company's Proxy Statement on DEF 14-A filed with the SEC on April 23, 2020 (SEC File No. 001-12289)).

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Fort Lauderdale, State of Florida, on this 16th day of June, 2020.

SEACOR Holdings Inc.

By:     /s/ William C. Long
William C. Long
Executive Vice President

Chief Legal Officer and Corporate Secretary

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Charles Fabrikant, Eric Fabrikant, William C. Long and Bruce Weins, each of them acting alone, as his true and lawful attorney-in-fact and agent, with the full power of substitution, for him in any and all capacities, to sign any amendments (including all post-effective amendments) to this registration statement, and to sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, and all post-effective amendments thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signer	Title	Date

/s/ Charles Fabrikant	Executive Chairman, Chief Executive Officer and Director	June 16, 2020
Charles Fabrikant	(Principal Executive Officer)

/s/ William C. Long	Executive Vice President, Chief Legal Officer and	June 16, 2020
William C. Long	Corporate Secretary

/s/ Bruce Weins	Senior Vice President, Chief Financial Officer	June 16, 2020
Bruce Weins	(Principal Financial and Accounting Officer)

/s/ David R. Berz	Director	June 16, 2020
David R. Berz

/s/ Gail B. Harris	Director	June 16, 2020
Gail B. Harris

/s/ Oivind Lorentzen	Vice Chairman and Director	June 16, 2020
Oivind Lorentzen

/s/ Christopher P. Papouras	Director	June 16, 2020
Christopher P. Papouras

/s/ David M. Schizer	Director	June 16, 2020
David M. Schizer